INVESTOR CONTACT
Bruce Foster
4Kids Entertainment, Inc.
(646) 822 – 4258
bfoster@4kidsent.com

MEDIA CONTACT
Barry Stagg
4Kids Entertainment, Inc.
(310) 880-3193
bstagg@4kidsent.com

4Kids Entertainment Reports 2010 Third Quarter Results

 NEW YORK (November 15, 2010) – 4Kids Entertainment, Inc. (Pink Sheets: KIDE), the global children’s entertainment and merchandise licensing company, today announced financial results for the third quarter ended September 30, 2010.

Net revenues for the three months ended September 30, 2010 totaled $3.0 million, compared to $5.3 million for the same period in 2009. The Company’s net loss for the three months ended September 30, 2010 attributable to 4Kids Entertainment was $(9.8) million, or $(0.73) per diluted share (consisting of a net loss from continuing operations attributable to 4Kids Entertainment of $(8.4) million, or $(0.63) per diluted share and a net loss from discontinued operations attributable to 4Kids Entertainment of $(1.4) million, or $(0.10) per diluted share) as compared to a net loss for the three months ended September 30, 2009 of $(5.0) million, or $(0.37) per diluted share (consisting of a net loss from continuing operations attributable to 4Kids Entertainment of $(3.3) million, or $(0.25) per diluted share and a net loss from discontinued operations attributable to 4Kids Entertainment of $(1.7) million, or $(0.12) per diluted share).

For the nine months ended September 30, 2010, net revenues totaled $9.7 million, compared to $18.0 million for the same period in 2009. The Company’s net loss attributable to 4Kids Entertainment for the nine months ended September 30, 2010 was $(19.8) million, or $(1.47) per diluted share (consisting of a net loss from continuing operations attributable to 4Kids Entertainment of $(17.4) million, or $(1.29) per diluted share and a net loss from discontinued operations attributable to 4Kids Entertainment of $(2.4) million, or $(0.18) per diluted share), as compared to a net loss of $(20.8) million, or $(1.56) per diluted share for the nine months ended September 30, 2009 (consisting of a net loss from continuing operations attributable to 4Kids Entertainment of $(14.7) million, or $(1.11) per diluted share and a net loss from discontinued operations attributable to 4Kids Entertainment of $(6.1) million, or $(0.45) per diluted share).

As of September 30, 2010, the Company had approximately $4.0 million in cash and $10.9 million in investment securities at their fair market value.

As previously announced, the Company is continuing to explore its strategic alternatives. The Special Committee of the Board of Directors consisting of the Company’s four independent directors is presently in ongoing discussions with several companies which may be interested in investing in 4Kids or acquiring all or a portion of the Company’s business. There can be no assurance that any transaction will result from these discussions.

 “4Kids had another tough quarter as the Company continues its efforts to rationalize its cost structure, rebuild revenues and execute its turnaround plan,” said Alfred R. Kahn, Chairman and Chief Executive Officer, 4Kids Entertainment.  “Despite the reported third quarter losses of $(.73) per share, the cash burn in the third quarter was approximately $700,000.

“At the end of the third quarter, we discontinued the business operations of our majority-owned trading card subsidiary, TC Digital Games LLC, and our majority-owned Website company, TC Websites LLC, recording substantial write-offs in our financial statements. The cessation of the Chaotic related businesses should save approximately $1 million per quarter. In addition, the closing of the Chaotic business enables the Company to focus its resources on the Company's core merchandise licensing business,” said Kahn.

“On September 18, 2010, we launched the new season of our five-hour Saturday morning block on The CW Network, which is called ‘Toonzai on CW 4Kids.’ Our network lineup includes new episodes of such leading Japanese animated series as Yu-Gi-Oh! 5D's and Dragon Ball Z Kai, as well as longtime favorites such as Sonic X, Dinosaur King and classic Yu-Gi-Oh!  We also launched our new online video player called ‘Toonzaki’ in the third quarter, which we are hopeful will attract additional Internet advertising revenues," concluded Kahn.

About 4Kids Entertainment, Inc.
With U.S. headquarters in New York City, and international offices in London, 4Kids Entertainment, Inc. (Pink Sheets: KIDE) is a global organization devoted to the creation, development, production, broadcasting, distribution, licensing and manufacturing of children’s entertainment products.

Through its subsidiaries, 4Kids produces animated television series and films, distributes 4Kids’ produced or licensed animated television series for the domestic and international television and home video markets, licenses merchandising rights worldwide to 4Kids’ owned or represented properties, operates Websites to support 4Kids’ owned or represented properties. Additionally, the Company programs and sells the national advertising time in “TheCW4Kids” five-hour Saturday morning block on The CW television network.

Additional information is available on the www.4KidsEntertainment.com corporate Website and at the www.4Kids.tv game station site.

The information contained in this press release, other than historical information, consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors beyond the Company's control, including general economic conditions, consumer spending levels, competition from toy companies, motion picture studios and other licensing companies, the uncertainty of public response to the Company's properties and other factors could cause actual results to differ materially from the Company's expectations.

(Financial tables below)

KIDS ENTERTAINMENT, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2010 and DECEMBER 31, 2009
(In thousands of dollars, except share data)

	September 30, 2010	December 31, 2009
ASSETS:	(Unaudited)
Current assets:
Cash and cash equivalents	$3,977	$3,621
Accounts receivable - net	5,773	13,843
Income taxes receivable	414	4,044
Prepaid expenses and other current assets	2,066	2,111
Current assets of discontinued operations	65	2,401
Total current assets	12,295	26,020

Property and equipment - net	1,384	1,663
Long term investments	10,936	14,180
Accounts receivable - noncurrent, net	82	153
Film and television costs - net	4,970	6,832
Non-current assets of discontinued operations	—	1,721
Other assets - net (includes related party amounts of $679 and $1,215,respectively)	4,860	6,084
Total assets	$34,527	$56,653

LIABILITIES AND EQUITY:
Current liabilities:
Due to licensors	$5,249	$6,578
Accounts payable and accrued expenses	10,081	9,566
Current liabilities of discontinued operations	2,272	2,738
Deferred revenue	1,632	2,279
Total current liabilities	19,234	21,161

Deferred rent	396	375
Total liabilities	19,630	21,536

Commitments and contingencies
4Kids Entertainment, Inc. shareholders’ equity
Preferred stock, $.01 par value – authorized 3,000,000 shares; none issued	—	—
Common stock, $.01 par value - authorized 40,000,000 shares; issued 15,652,845 and 15,411,099 shares; outstanding 13,528,958 and 13,352,053 shares in 2010 and 2009, respectively	157	154
Additional paid-in capital	68,699	66,991
Accumulated other comprehensive loss	(2,730)	(4,644)
Retained (deficit) earnings	(491)	19,298
	65,635	81,799
Less cost of 2,123,887 and 2,059,046 treasury shares in 2010 and 2009, respectively	(36,488)	(36,434)
Total shareholders’ equity of 4Kids Entertainment, Inc.	29,147	45,365
Noncontrolling interests related to discontinued operations	(14,250)	(10,248)
Total equity	14,897	35,117
Total liabilities and equity	$34,527	$56,653

4KIDS ENTERTAINMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009
(In thousands of dollars, except share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Net revenues:
Service revenue	$2,986	$5,312	$9,672	$17,989
Total net revenues	2,986	5,312	9,672	17,989
Costs and expenses:
Selling, general and administrative	7,086	7,329	20,362	22,531
Amortization of television and film costs	2,719	1,438	4,804	3,695
Total costs and expenses	9,805	8,767	25,166	26,226

Loss from operations	(6,819)	(3,455)	(15,494)	(8,237)

Interest income	95	178	288	925
Impairment of investment securities	(1,552)	(71)	(1,973)	(169)
Loss on sale of investment securities	(212)	—	(212)	(7,250)
Total other expense	(1,669)	107	(1,897)	(6,494)

Loss before income taxes	(8,488)	(3,348)	(17,391)	(14,731)
Benefit from income taxes	—	—	—	—
Loss from continuing operations	(8,488)	(3,348)	(17,391)	(14,731)
Loss from discontinued operations	(3,162)	(3,764)	(6,410)	(12,672)
Net Loss	(11,650)	(7,112)	(23,801)	(27,403)

Loss attributable to noncontrolling interests	1,806	2,109	4,012	6,610
Net loss attributable to 4Kids Entertainment, Inc.	$(9,844)	$(5,003)	$(19,789)	$(20,793)

Per share amounts:
Basic and diluted loss per share attributable to 4Kids Entertainment, Inc. common shareholders
Continuing operations	$(0.63)	$(0.25)	$(1.29)	$(1.11)
Discontinued operations	(0.10)	(0.12)	(0.18)	(0.45)
Basic and diluted loss per share attributable to 4Kids Entertainment, Inc. common shareholders	$(0.73)	$(0.37)	$(1.47)	$(1.56)

Weighted average common shares outstanding – basic and diluted	13,528,958	13,352,053	13,437,048	13,286,726

Net loss attributable to 4Kids Entertainment, Inc.:
Loss from continuing operations	$(8,488)	$(3,348)	$(17,391)	$(14,731)

Loss from discontinued operations	(3,162)	(3,764)	(6,410)	(12,672)
Loss attributable to noncontrolling interests	1,806	2,109	4,012	6,610
Net loss from discontinued operations	(1,356)	(1,655)	(2,398)	(6,062)
Net loss attributable to 4Kids Entertainment, Inc.	$(9,844)	$(5,003)	$(19,789)	$(20,793)

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